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                                                                 EXHIBIT 10.13

                             GENUINE PARTS COMPANY
                          ANNUAL INCENTIVE BONUS PLAN

1.  PURPOSE

         The purpose of the Genuine Parts Company Annual Incentive Bonus Plan (the "Plan") is to permit Genuine Parts Company (the "Company"), through awards of annual incentive compensation, to attract and retain qualified management employees and to motivate such management employees to achieve maximum profitability and stockholder returns. The Plan is designed and intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code"), and all provisions hereof shall be construed in a manner to so comply.

2.  ADMINISTRATION

         The Plan shall be administered by the Compensation and Stock Option Committee of the Company's Board of Directors, or any other committee of the Company's Board of Directors that the Company's Board of Directors determines shall administer the Plan which consists of at least two outside directors of the Company and satisfies the requirements of Section 162(m) of the Code (the "Committee"). The Committee shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to determine the Performance Goals (as defined herein) and the amount of any Bonuses (as defined herein) and to make all other determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding.

3.  ELIGIBILITY

         The individuals entitled to receive cash awards under the Plan ("Bonuses") for any fiscal year during the term of the Plan shall be the executive officers of the Company and any other employee(s) of the Company or its subsidiaries, if any, which the Committee, as of the Determination Date (as defined herein), reasonably believes may be deemed to be a "covered employee(s)" for such fiscal year under Section 162(m) of the Code (the "Participants").


4.  DETERMINATION OF PERFORMANCE GOALS AND SALARY PERCENTAGES

         4.1 Each Participant in the Plan shall be eligible to receive Bonuses in connection with a particular fiscal year during the term of the Plan if the Company attains certain performance goals ("Performance Goals") set every year by the Committee.

         4.2 Not later than ninety (90) days after the commencement of any fiscal year and while the outcome of the Company's performance in relationship to the Performance Goals is still substantially uncertain (the "Determination Date"), the Committee shall adopt in writing certain Performance Goals based upon the Company achieving for that fiscal year (i) certain levels of pre-tax return on the Company's shareholders' equity as of the beginning of the fiscal year (the "Profit Goals"), (ii) certain levels of aggregate sales (the "Sales Goals"), and (iii) certain inventory management targets (the "Inventory Goals").
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         4.3     On the Determination Date, the Committee also sets in writing the amount of Bonuses to be awarded under the Plan for that fiscal year by setting a percentage of each Participant's salary that will be awarded to a Participant if the Company achieves a particular Performance Goal or group of Performance Goals. No Bonuses will be paid under the Plan unless the Company's actual pre-tax return on the Company's shareholders' equity as of the beginning of the fiscal year equals or exceeds a minimum Profit Goal set by the Committee.

         4.4 The Committee may for certain individual Participants, in its sole discretion, set Performance Goals based upon a division or divisions of the Company achieving Profit, Sales and Inventory Goals set by the Committee.


5.  CALCULATION OF BONUSES; CERTIFICATION

         As soon as reasonably practicable after the close of each fiscal year in which any Participant is participating in the Plan, the Committee shall determine with respect to each Participant (i) whether and the extent to which the Performance Goals for such fiscal year have been met, and (ii) the amount of any resulting Bonuses to be paid under the Plan. The Committee shall then certify in writing (i) the amounts of such Bonuses and (ii) that the relevant Performance Goals and other requirements of the Plan relating to such Bonuses were satisfied.

6.  LIMITATIONS WITH RESPECT TO BONUSES

         6.1 No Participant shall have any right to receive payment of any Bonus unless the Participant remains in the employ of the Company or its subsidiaries through the end of the fiscal year to which such Bonus relates; provided, however, that the Committee may, in its sole discretion, pay all or part of a Bonus to any Participant whose employment with the Company or its subsidiaries is terminated at any time prior to the end of the fiscal year to which such Bonus relates by reason of death or disability. Any such determination of the Committee shall be final and conclusive.

         6.2 The Committee may, in its sole discretion, reduce the amount of any Bonus otherwise payable under the Plan.

         6.3 In no event shall an individual Participant receive Bonuses under the Plan in connection with any one fiscal year which in the aggregate are in excess of $1,000,000.

7.  PAYMENT OF BONUSES

         Each Participant shall receive a Bonus hereunder promptly after the Committee has certified in writing under Section 5 that the relevant Performance Goals and other requirements of the Plan were satisfied in connection with such Bonus.



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8.  AMENDMENTS

         The Committee may amend this Plan at any time, provided that no such amendment shall be effective which (i) alters the types of Performance Goals specified in Section 4.2, or (ii) otherwise causes the loss of any tax deduction to the Company under Section 162(m) of the Code, unless such amendment is submitted to the shareholders of the Company.

9.  TERM; TERMINATION

         9.1 Subject to Sections 9.2 and 11, the Plan shall be effective for the five year period beginning on January 1, 1995 and ending on December 31, 1999.

         9.2 The Board of Directors of the Company may terminate this Plan at any time.

10.  MISCELLANEOUS PROVISIONS

         10.1 The Company shall have the right to deduct at the time of payment of any Bonus any amounts required by law to be withheld for the payment of taxes or otherwise.

         10.2 Except where federal law is applicable, the provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

         10.3 If any provision of this Plan is found to be illegal or invalid or would cause any Bonus not to constitute performance-based compensation under Section 162(m) of the Code, the Committee shall have discretion to sever that provision from this Plan and, thereupon, such provision shall not be deemed to be a part of this Plan.

         10.4 Nothing in the Plan shall confer upon a Participant the right to continue in the employ of the Company or any of its subsidiaries or shall limit in any way the right of the Company and/or its subsidiaries to terminate such Participant's employment.

         10.5 No Participant shall have any claim to be granted a Bonus under the Plan, and there is no obligation for uniformity of treatment for Participants.

         10.6 The Plan shall be unfunded. The Company shall not be required to establish any separate or special fund or to make any other segregation of assets to assure the payment of any Bonus under the Plan.

11.  EFFECTIVE DATE

         If approved by the shareholders of the Company at the Company's 1995 Annual Meeting of Shareholders, the Plan shall be deemed effective as of January 1, 1995. If this Plan is not approved by the shareholders of the Company at the 1995 Annual Meeting of Shareholders, this Plan shall terminate and no Bonuses shall be paid hereunder.





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